SCHEDULE II
                                   INFORMATION WITH RESPECT TO
                      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MILLER BLDG SYS INC

                    GABELLI ASSOCIATES LTD
                                10/20/00           79,000-            8.4000
                    GABELLI ASSOCIATES FUND
                                10/20/00           84,900-            8.4000


          (1) ALL TRANSACTIONS WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(a) OF THIS AMENDMENT TO SCHEDULE 13D.


          (2) PRICE EXCLUDES COMMISSION.